Exhibit 10.11

Settlement and Release Agreement

This Settlement and Release Agreement is made an entered into as of the ____ day of January, 2005 by and between IAS Communications, Inc., and Oregon corporation (“IAS”) and West Virginia Research Corporation (“WVURC”).

WHEREAS: Integral Concepts Inc., a West Virginia corporation, (“ICI”) and WVURC entered into a license agreement dated April 12, 1994 (the “License”) for certain technologies related to the design, construction and operation of the Toroidal Helical Antenna, U.S. Patent Office Serial No. 07/992,970, et seq., and defined herein to be embraced with the expression “The Technology”; and

WHEREAS: IAS was granted an exclusive worldwide sublicense from ICI of its right, title and interest in and to the Technology, excluding all military applications and resulting procurement interests, pursuant to the sublicense dated July 10, 1995, by and between IAS and ICI (the “Sublicense”); and

WHEREAS: ICI and WVURC are going to terminate the License and ICI and IAS are going to terminate the Sublicense; and

WHEREAS: IAS owes WVURC approximately $315,778.50 pursuant to the terms of the License and Sublicense; and

WHEREAS: Termination of the Sublicense will aid WVURC is settling litigation with Kirk VanVoories; and

WHEREAS: WVURC and IAS desire to enter into a non-exclusive license for the Technology (the “IAS License”); all as provided for herein.

NOW, THEREFORE, IT IS AGREED AS FOLLOWS:

1.	WVURC and IAS hereby agree to enter into the IAS License in the form attached hereto as Exhibit A and incorporated herein by reference.

2.
WVURC does hereby fully, forever, irrevocably, and unconditionally release and discharge IAS including, as applicable, all past and present officers, directors, stockholders, affiliates (including, but not limited to parent, subsidiary and affiliated corporations), agents, employees, representatives, lawyers, administrators, spouses, and all persons acting by, through, under, or in concert with them, from any and all claims, damages or other sums, including but not limited to the approximately $315, 778.50 owed to WVURC pursuant to the License and Sublicense, and including attorney’s fees and costs, which WVURC may have against them, or any of them, which could have arisen out of any act or omission occurring from the beginning of time to the effective date of this Agreement, whether now known or unknown, and whether asserted or unasserted.

Nothing in this agreement shall be construed as a release by WVURC of ICI or James E. Smith.

3.
IAS does hereby fully, forever, irrevocably, and unconditionally release and discharge WVURC including, as applicable, all past and present officers, directors, stockholders, affiliates, related business entities, agents, employees, representatives, lawyers, administrators, spouses, and all persons acting by, through, under, or in concert with them, from any and all claims, damages or other sums, including attorneys’ fees and costs, which IAS may have against them, or any of them, which could have arisen out of any act or omission occurring from the beginning of time to the effective date of this Agreement, whether now known or unknown, and whether asserted or unasserted.

4.	Miscellaneous

(a) West Virginia Law. This Agreement shall be construed in accordance with the laws of the State of West Virginia.

(b)
Attorney’s Fees. In any action brought to enforce this Agreement, or to seek damages for breach thereof, the prevailing party shall be entitled to recover a reasonable attorney’s fee (including a reasonable attorney’s fee on any appeal thereof), and reasonable costs of litigation in addition to any other award or decree granted or given by the court.

(c)	Entire Agreement. This Agreement constitutes the entire agreement and understanding between the parties, and may only be modified or amended by a subsequent written agreement executed by both parties.

(d)
No Waiver. No failure on the part of either party to exercise and no delay in exercising any rights hereunder shall operate as a waiver thereof; nor shall any waiver or acceptance of a partial, single or delayed performance of any term or condition of this Agreement operate as a continuing waiver or a waiver of any subsequent breach thereof.

(e)
Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable, such provision shall be fully severable and this Agreement shall be continued and enforced as if such illegal, invalid or unenforceable provision were never a part hereof; and in lieu of such provision, there shall be added automatically as part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible to make such provision legal, valid and enforceable.

IAS Communications, Inc.

By:__/s/ John Robertson_________
John G. Robertson, President

West Virginia University Research Corporation

By:__/s/ John Weete____________